EXHIBIT 99.1

WESTERN MIDSTREAM ANNOUNCES
THIRD-QUARTER 2023 RESULTS
•Reported third-quarter 2023 Net income attributable to limited partners of $270.8 million, generating third-quarter Adjusted EBITDA(1) of $510.9 million.
•Reported third-quarter 2023 Cash flows provided by operating activities of $394.8 million, generating third-quarter Free cash flow(1) of $200.4 million.
•Announced a third-quarter Base Distribution of $0.5750 per unit, or $2.30 on an annualized basis, which represents a 2.2-percent increase to the prior-quarter’s Base Distribution.
•Repurchased 5.1 million common units from Occidental Petroleum Corporation (“Oxy”) for $127.5 million, reducing Oxy’s total ownership interest in WES to below 50.0% when taking into account both its limited and general partner units.
•Repurchased $159.1 million of near-term senior notes at approximately 94-percent of par during the month of July.
•Subsequent to quarter end, executed an agreement with a large Delaware Basin customer increasing dedicated acreage to approximately 40,000 acres and extending the initial term through 2035, which dedicates existing volumes and supports expected throughput growth.
HOUSTON—(BUSINESS WIRE)—November 1, 2023 – Today Western Midstream Partners, LP (NYSE: WES) (“WES” or the “Partnership”) announced third-quarter 2023 financial and operating results. Net income (loss) attributable to limited partners for the third quarter of 2023 totaled $270.8 million, or $0.70 per common unit (diluted), with third-quarter 2023 Adjusted EBITDA(1) totaling $510.9 million. Third-quarter 2023 Cash flows provided by operating activities totaled $394.8 million, and third-quarter 2023 Free cash flow(1) totaled $200.4 million.
RECENT HIGHLIGHTS
•Achieved record Delaware Basin natural-gas throughput of 1.67 Bcf/d for the third quarter, representing a 5-percent sequential-quarter increase.
•Gathered record Delaware Basin crude-oil and NGLs throughput of 220 MBbls/d for the third quarter, representing a 6-percent sequential-quarter increase.
•Gathered record Delaware Basin produced-water throughput of 1,101 MBbls/d for the third quarter, representing a 14-percent sequential-quarter increase.
•Averaged over 1.0 Bcf/d of monthly third-party natural-gas volumes in the Delaware Basin during August and September.
•Issued $600 million of 6.35% senior notes due 2029 and used the proceeds to fund a portion of the purchase price for the previously announced acquisition of Meritage Midstream Services II, LLC (“Meritage”) in the Powder River Basin.
•Subsequent to quarter-end, closed the acquisition of Meritage, transforming WES’s Powder River Basin asset base into the largest gatherer and processor in the basin.

On November 13, 2023, WES will pay its third-quarter 2023 per-unit Base Distribution of $0.5750, representing a 2.2-percent sequential-quarter increase to the Partnership’s second-quarter Base Distribution of $0.5625 per unit. This increase is consistent with prior communication regarding a distribution increase upon the close of the Meritage acquisition. Third-quarter 2023 Free cash flow(1) after distributions totaled $(21.0) million. Third-quarter 2023 and year-to-date capital expenditures(2) totaled $194.9 million and $558.5 million, respectively.
Third-quarter 2023 natural-gas throughput(3) averaged 4.5 Bcf/d, representing a 5-percent sequential-quarter increase. Third-quarter 2023 throughput for crude-oil and NGLs assets(3) averaged 667 MBbls/d, representing a 7-percent sequential-quarter increase. Third-quarter 2023 throughput for produced-water assets(3) averaged 1,079 MBbls/d, representing a 14-percent sequential-quarter increase.
“During the third quarter, total throughput for natural-gas, crude-oil and NGLs, and produced-water increased on a sequential-quarter basis primarily driven by new production coming online, and continued high facility operability in the Delaware Basin,” said Michael Ure, President and Chief Executive Officer. “We remain focused on creating substantial value for our unitholders by efficiently allocating capital for future growth organically and through accretive M&A.”
Mr. Ure continued, “Overall, portfolio-wide throughput growth drove a sequential-quarter increase in our Adjusted EBITDA, which was partially offset by decreased distributions from our equity investments and increased operation and maintenance expense that was mostly driven by higher utility costs. Despite the prolonged heat across West Texas, our assets maintained high operability rates with minimal downtime.”

“In early September, we announced the acquisition of Meritage in the Powder River Basin in Wyoming for $885 million in cash consideration. The Meritage acquisition transforms WES into the largest gathering and processing operator in the Powder River Basin. Additionally, the transaction further diversifies our customer base and adds numerous long-term contracts to our portfolio, secured by large acreage dedications or substantial minimum-volume commitments. We have also identified numerous cost synergies that we expect to realize over the coming quarters, which should reduce the acquisition multiple and drive additional unitholder value.”
“Finally, in October, we formally announced our second Base Distribution increase for the year of 2.2% to $0.5750 per unit on a quarterly basis, or $2.30 per unit annualized, in connection with the closing of the Meritage acquisition. Our commitment to improving the strength of our balance sheet over the past three years provided WES the opportunity to undertake this accretive transaction, which we expect will contribute to WES’s profitability and Free cash flow for years to come.”
“When considering the growth we experienced in the third quarter, combined with over two months of expected contribution from the Meritage assets, we now anticipate 2023 Adjusted EBITDA(4) to be towards the high end of our previously announced guidance range of $1.950 billion to $2.050 billion,” concluded Mr. Ure.

CONFERENCE CALL TOMORROW AT 1:00 P.M. CT
WES will host a conference call on Thursday, November 2, 2023, at 1:00 p.m. Central Time (2:00 p.m. Eastern Time) to discuss its third-quarter 2023 results. To participate, individuals should dial 888-770-7129 (Domestic) or 929-203-2109 (International) ten to fifteen minutes before the scheduled conference call time and enter the participant access code 2187921. To access the live audio webcast of the conference call, please visit the investor relations section of the Partnership’s website at www.westernmidstream.com. A replay of the conference call also will be available on the website following the call.
For additional details on WES’s financial and operational performance, please refer to the earnings slides and updated investor presentation available at www.westernmidstream.com.
ABOUT WESTERN MIDSTREAM
Western Midstream Partners, LP (“WES”) is a Delaware master limited partnership formed to acquire, own, develop, and operate midstream assets. With midstream assets located in Texas, New Mexico, Colorado, Utah, Wyoming, and Pennsylvania, WES is engaged in the business of gathering, compressing, treating, processing, and transporting natural gas; gathering, stabilizing, and transporting condensate, natural-gas liquids, and crude oil; and gathering and disposing of produced water for its customers. In its capacity as a natural-gas processor, WES also buys and sells natural gas, natural-gas liquids, and condensate on behalf of itself and its customers under certain contracts.
For more information about Western Midstream Partners, LP, please visit www.westernmidstream.com, and for more information on our sustainability efforts, please visit www.westernmidstream.com/sustainability.
This news release contains forward-looking statements. WES’s management believes that its expectations are based on reasonable assumptions. No assurance, however, can be given that such expectations will prove correct. A number of factors could cause actual results to differ materially from the projections, anticipated results, or other expectations expressed in this news release. These factors include our ability to meet financial guidance or distribution expectations; our ability to safely and efficiently operate WES’s assets; the supply of, demand for, and price of oil, natural gas, NGLs, and related products or services; our ability to meet projected in-service dates for capital-growth projects; construction costs or capital expenditures exceeding estimated or budgeted costs or expenditures; and the other factors described in the “Risk Factors” section of WES’s most-recent Form 10-K filed with the Securities and Exchange Commission and other public filings and press releases. WES undertakes no obligation to publicly update or revise any forward-looking statements.
______________________________________________________________
(1)Please see the definitions of the Partnership’s non-GAAP measures at the end of this release and reconciliation of GAAP to non-GAAP measures.
(2)Accrual-based, includes equity investments, excludes capitalized interest, and excludes capital expenditures associated with the 25% third-party interest in Chipeta.
(3)Represents total throughput attributable to WES, which excludes (i) the 2.0% limited partner interest in WES Operating owned by an Occidental subsidiary and (ii) for natural-gas throughput, the 25% third-party interest in Chipeta, which collectively represent WES’s noncontrolling interests.
(4)A reconciliation of the Adjusted EBITDA range to net cash provided by operating activities and net income (loss) is not provided because the items necessary to estimate such amounts are not reasonably estimable at this time. These items, net of tax, may include, but are not limited to, impairments of assets and other charges, divestiture costs, acquisition costs, or changes in accounting principles. All of these items could significantly impact such financial measures. At this time, WES is not able to estimate the aggregate impact, if any, of these items on future period reported earnings. Accordingly, WES is not able to provide a corresponding GAAP equivalent for the Adjusted EBITDA.

# # #
Source: Western Midstream Partners LP

WESTERN MIDSTREAM CONTACTS

Daniel Jenkins
Director, Investor Relations
Investors@westernmidstream.com
866.512.3523

Rhianna Disch
Manager, Investor Relations
Investors@westernmidstream.com
866.512.3523

Western Midstream Partners, LP
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
thousands except per-unit amounts	2023	2022	2023	2022
Revenues and other
Service revenues – fee based	$695,547	$666,555	$2,004,920	$1,954,105
Service revenues – product based	48,446	91,356	142,212	202,721
Product sales	31,652	79,430	100,336	314,755
Other	368	227	800	703
Total revenues and other	776,013	837,568	2,248,268	2,472,284
Equity income, net – related parties	35,494	41,317	116,839	139,388
Operating expenses
Cost of product	27,590	106,833	123,795	328,237
Operation and maintenance	204,434	190,514	562,104	487,643
General and administrative	55,050	48,185	159,572	144,635
Property and other taxes	14,583	19,390	39,961	60,494
Depreciation and amortization	147,363	156,837	435,481	430,455
Long-lived asset and other impairments	245	4	52,880	94
Total operating expenses	449,265	521,763	1,373,793	1,451,558
Gain (loss) on divestiture and other, net	(1,480)	(104)	(3,668)	(884)
Operating income (loss)	360,762	357,018	987,646	1,159,230
Interest expense	(82,754)	(83,106)	(250,606)	(249,333)
Gain (loss) on early extinguishment of debt	8,565	—	15,378	91
Other income (expense), net	(1,270)	56	2,817	117
Income (loss) before income taxes	285,303	273,968	755,235	910,105
Income tax expense (benefit)	905	387	2,980	3,683
Net income (loss)	284,398	273,581	752,255	906,422
Net income (loss) attributable to noncontrolling interests	7,102	7,836	18,393	25,643
Net income (loss) attributable to Western Midstream Partners, LP	$277,296	$265,745	$733,862	$880,779
Limited partners’ interest in net income (loss):
Net income (loss) attributable to Western Midstream Partners, LP	$277,296	$265,745	$733,862	$880,779
General partner interest in net (income) loss	(6,453)	(6,244)	(16,960)	(19,794)
Limited partners’ interest in net income (loss)	$270,843	$259,501	$716,902	$860,985
Net income (loss) per common unit – basic	$0.71	$0.67	$1.87	$2.16
Net income (loss) per common unit – diluted	$0.70	$0.66	$1.86	$2.15
Weighted-average common units outstanding – basic	383,561	388,906	384,211	398,343
Weighted-average common units outstanding – diluted	384,772	390,318	385,344	399,545

Western Midstream Partners, LP
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

thousands except number of units	September 30, 2023	December 31, 2022
Total current assets	$1,135,806	$900,425
Net property, plant, and equipment	8,664,402	8,541,600
Other assets	1,826,346	1,829,603
Total assets	$11,626,554	$11,271,628
Total current liabilities	$635,900	$903,857
Long-term debt	7,260,051	6,569,582
Asset retirement obligations	307,945	290,021
Other liabilities	467,566	400,053
Total liabilities	8,671,462	8,163,513
Equity and partners’ capital
Common units (379,516,369 and 384,070,984 units issued and outstanding at September 30, 2023, and December 31, 2022, respectively)	2,821,958	2,969,604
General partner units (9,060,641 units issued and outstanding at September 30, 2023, and December 31, 2022)	1,678	2,105
Noncontrolling interests	131,456	136,406
Total liabilities, equity, and partners’ capital	$11,626,554	$11,271,628

Western Midstream Partners, LP
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended September 30,
thousands	2023	2022
Cash flows from operating activities
Net income (loss)	$752,255	$906,422
Adjustments to reconcile net income (loss) to net cash provided by operating activities and changes in assets and liabilities:
Depreciation and amortization	435,481	430,455
Long-lived asset and other impairments	52,880	94
(Gain) loss on divestiture and other, net	3,668	884
(Gain) loss on early extinguishment of debt	(15,378)	(91)
Change in other items, net	(40,872)	(125,557)
Net cash provided by operating activities	$1,188,034	$1,212,207
Cash flows from investing activities
Capital expenditures	$(536,427)	$(341,505)
Acquisitions from third parties	—	(41,018)
Contributions to equity investments - related parties	(1,153)	(8,899)
Distributions from equity investments in excess of cumulative earnings – related parties	31,715	41,058
Proceeds from the sale of assets to third parties	(60)	1,111
(Increase) decrease in materials and supplies inventory and other	(32,659)	(6,999)
Net cash used in investing activities	$(538,584)	$(356,252)
Cash flows from financing activities
Borrowings, net of debt issuance costs	$1,801,011	$1,389,010
Repayments of debt	(1,317,928)	(1,268,548)
Increase (decrease) in outstanding checks	(241)	1,459
Distributions to Partnership unitholders	(754,998)	(538,690)
Distributions to Chipeta noncontrolling interest owner	(5,083)	(5,020)
Distributions to noncontrolling interest owner of WES Operating	(18,260)	(20,177)
Net contributions from (distributions to) related parties	—	1,161
Unit repurchases	(134,602)	(447,075)
Other	(16,511)	(10,981)
Net cash provided by (used in) financing activities	$(446,612)	$(898,861)
Net increase (decrease) in cash and cash equivalents	$202,838	$(42,906)
Cash and cash equivalents at beginning of period	286,656	201,999
Cash and cash equivalents at end of period	$489,494	$159,093

Western Midstream Partners, LP
RECONCILIATION OF GAAP TO NON-GAAP MEASURES

WES defines Adjusted gross margin attributable to Western Midstream Partners, LP (“Adjusted gross margin”) as total revenues and other (less reimbursements for electricity-related expenses recorded as revenue), less cost of product, plus distributions from equity investments, and excluding the noncontrolling interest owners’ proportionate share of revenues and cost of product.
WES defines Adjusted EBITDA as net income (loss), plus (i) distributions from equity investments, (ii) non-cash equity-based compensation expense, (iii) interest expense, (iv) income tax expense, (v) depreciation and amortization, (vi) impairments, and (vii) other expense (including lower of cost or market inventory adjustments recorded in cost of product), less (i) gain (loss) on divestiture and other, net, (ii) gain (loss) on early extinguishment of debt, (iii) income from equity investments, (iv) interest income, (v) income tax benefit, (vi) other income, and (vii) the noncontrolling interest owners’ proportionate share of revenues and expenses.
WES defines Free cash flow as net cash provided by operating activities less total capital expenditures and contributions to equity investments, plus distributions from equity investments in excess of cumulative earnings. Management considers Free cash flow an appropriate metric for assessing capital discipline, cost efficiency, and balance-sheet strength. Although Free cash flow is the metric used to assess WES’s ability to make distributions to unitholders, this measure should not be viewed as indicative of the actual amount of cash that is available for distributions or planned for distributions for a given period. Instead, Free cash flow should be considered indicative of the amount of cash that is available for distributions, debt repayments, and other general partnership purposes.
Below are reconciliations of (i) gross margin (GAAP) to Adjusted gross margin (non-GAAP), (ii) net income (loss) (GAAP) and net cash provided by operating activities (GAAP) to Adjusted EBITDA (non-GAAP), and (iii) net cash provided by operating activities (GAAP) to Free cash flow (non-GAAP), as required under Regulation G of the Securities Exchange Act of 1934. Management believes that Adjusted gross margin, Adjusted EBITDA, and Free cash flow are widely accepted financial indicators of WES’s financial performance compared to other publicly traded partnerships and are useful in assessing WES’s ability to incur and service debt, fund capital expenditures, and make distributions. Adjusted gross margin, Adjusted EBITDA, and Free cash flow as defined by WES, may not be comparable to similarly titled measures used by other companies. Therefore, WES’s Adjusted gross margin, Adjusted EBITDA, and Free cash flow should be considered in conjunction with net income (loss) attributable to Western Midstream Partners, LP and other applicable performance measures, such as gross margin or cash flows provided by operating activities.

Western Midstream Partners, LP
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (CONTINUED)
(Unaudited)

Adjusted Gross Margin

	Three Months Ended
thousands	September 30, 2023	June 30, 2023
Reconciliation of Gross margin to Adjusted gross margin
Total revenues and other	$776,013	$738,273
Less:
Cost of product	27,590	44,746
Depreciation and amortization	147,363	143,492
Gross margin	601,060	550,035
Add:
Distributions from equity investments	41,562	54,075
Depreciation and amortization	147,363	143,492
Less:
Reimbursed electricity-related charges recorded as revenues	29,981	23,286
Adjusted gross margin attributable to noncontrolling interests (1)	18,095	16,914
Adjusted gross margin	$741,909	$707,402

Gross margin
Gross margin for natural-gas assets (2)	$450,130	$409,634
Gross margin for crude-oil and NGLs assets (2)	87,911	88,024
Gross margin for produced-water assets (2)	70,353	59,130
Adjusted gross margin
Adjusted gross margin for natural-gas assets	$518,765	$489,476
Adjusted gross margin for crude-oil and NGLs assets	139,430	147,036
Adjusted gross margin for produced-water assets	83,714	70,890
(1)For all periods presented, includes (i) the 25% third-party interest in Chipeta and (ii) the 2.0% limited partner interest in WES Operating owned by an Occidental subsidiary, which collectively represent WES’s noncontrolling interests.
(2)Excludes corporate-level depreciation and amortization.

Western Midstream Partners, LP
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (CONTINUED)
(Unaudited)

Adjusted EBITDA

	Three Months Ended
thousands	September 30, 2023	June 30, 2023
Reconciliation of Net income (loss) to Adjusted EBITDA
Net income (loss)	$284,398	$259,516
Add:
Distributions from equity investments	41,562	54,075
Non-cash equity-based compensation expense	7,171	7,665
Interest expense	82,754	86,182
Income tax expense	905	659
Depreciation and amortization	147,363	143,492
Impairments	245	234
Other expense	1,269	199
Less:
Gain (loss) on divestiture and other, net	(1,480)	(70)
Gain (loss) on early extinguishment of debt	8,565	6,813
Equity income, net – related parties	35,494	42,324
Other income	27	2,872
Adjusted EBITDA attributable to noncontrolling interests (1)	12,134	11,737
Adjusted EBITDA	$510,927	$488,346
Reconciliation of Net cash provided by operating activities to Adjusted EBITDA
Net cash provided by operating activities	$394,787	$490,823
Interest (income) expense, net	82,754	86,182
Accretion and amortization of long-term obligations, net	(1,882)	(2,403)
Current income tax expense (benefit)	806	728
Other (income) expense, net	1,270	(2,872)
Distributions from equity investments in excess of cumulative earnings – related parties	8,536	10,813
Changes in assets and liabilities:
Accounts receivable, net	60,614	(4,078)
Accounts and imbalance payables and accrued liabilities, net	(12,535)	(36,885)
Other items, net	(11,289)	(42,225)
Adjusted EBITDA attributable to noncontrolling interests (1)	(12,134)	(11,737)
Adjusted EBITDA	$510,927	$488,346
Cash flow information
Net cash provided by operating activities	$394,787	$490,823
Net cash used in investing activities	(207,916)	(151,490)
Net cash provided by (used in) financing activities	88,670	(238,025)
(1)For all periods presented, includes (i) the 25% third-party interest in Chipeta and (ii) the 2.0% limited partner interest in WES Operating owned by an Occidental subsidiary, which collectively represent WES’s noncontrolling interests.

Western Midstream Partners, LP
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (CONTINUED)
(Unaudited)

Free Cash Flow

	Three Months Ended
thousands	September 30, 2023	June 30, 2023
Reconciliation of Net cash provided by operating activities to Free cash flow
Net cash provided by operating activities	$394,787	$490,823
Less:
Capital expenditures	201,857	161,482
Contributions to equity investments – related parties	1,021	22
Add:
Distributions from equity investments in excess of cumulative earnings – related parties	8,536	10,813
Free cash flow	$200,445	$340,132
Cash flow information
Net cash provided by operating activities	$394,787	$490,823
Net cash used in investing activities	(207,916)	(151,490)
Net cash provided by (used in) financing activities	88,670	(238,025)

Western Midstream Partners, LP
OPERATING STATISTICS
(Unaudited)

	Three Months Ended
	September 30, 2023	June 30, 2023
Throughput for natural-gas assets (MMcf/d)
Gathering, treating, and transportation	457	395
Processing	3,699	3,567
Equity investments (1)	495	454
Total throughput	4,651	4,416
Throughput attributable to noncontrolling interests (2)	167	162
Total throughput attributable to WES for natural-gas assets	4,484	4,254
Throughput for crude-oil and NGLs assets (MBbls/d)
Gathering, treating, and transportation	334	316
Equity investments (1)	347	323
Total throughput	681	639
Throughput attributable to noncontrolling interests (2)	14	13
Total throughput attributable to WES for crude-oil and NGLs assets	667	626
Throughput for produced-water assets (MBbls/d)
Gathering and disposal	1,101	963
Throughput attributable to noncontrolling interests (2)	22	20
Total throughput attributable to WES for produced-water assets	1,079	943
Per-Mcf Gross margin for natural-gas assets (3)	$1.05	$1.02
Per-Bbl Gross margin for crude-oil and NGLs assets (3)	1.40	1.51
Per-Bbl Gross margin for produced-water assets (3)	0.69	0.68

Per-Mcf Adjusted gross margin for natural-gas assets (4)	$1.26	$1.26
Per-Bbl Adjusted gross margin for crude-oil and NGLs assets (4)	2.27	2.58
Per-Bbl Adjusted gross margin for produced-water assets (4)	0.84	0.83
(1)Represents our share of average throughput for investments accounted for under the equity method of accounting.
(2)For all periods presented, includes (i) the 2.0% limited partner interest in WES Operating owned by an Occidental subsidiary and (ii) for natural-gas assets, the 25% third-party interest in Chipeta, which collectively represent WES’s noncontrolling interests.
(3)Average for period. Calculated as Gross margin for natural-gas assets, crude-oil and NGLs assets, or produced-water assets, divided by the respective total throughput (MMcf or MBbls) for natural-gas assets, crude-oil and NGLs assets, or produced-water assets.
(4)Average for period. Calculated as Adjusted gross margin for natural-gas assets, crude-oil and NGLs assets, or produced-water assets, divided by the respective total throughput (MMcf or MBbls) attributable to WES for natural-gas assets, crude-oil and NGLs assets, or produced-water assets.

Western Midstream Partners, LP
OPERATING STATISTICS (CONTINUED)
(Unaudited)

	Three Months Ended
	September 30, 2023	June 30, 2023
Throughput for natural-gas assets (MMcf/d)
Delaware Basin	1,674	1,592
DJ Basin	1,331	1,309
Equity investments	495	454
Other	1,151	1,061
Total throughput for natural-gas assets	4,651	4,416
Throughput for crude-oil and NGLs assets (MBbls/d)
Delaware Basin	220	208
DJ Basin	68	66
Equity investments	347	323
Other	46	42
Total throughput for crude-oil and NGLs assets	681	639
Throughput for produced-water assets (MBbls/d)
Delaware Basin	1,101	963
Total throughput for produced-water assets	1,101	963